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                                                                     Exhibit 4.6


                                WARRANT AGREEMENT

THIS WARRANT AGREEMENT (the "AGREEMENT") made as of the 11 th day of January, 1999, by and among NUR MACROPRINTERS LTD., an Israeli company (the "COMPANY") and [Barak Zamir, Advocates] ("BZ").

WHEREAS       BZ is a service provider of the Company; and

WHEREAS the Company desires to grant BZ and BZ desires to receive, a warrant (the "WARRANT") to purchase up to 15,000 (fifteen thousand) Ordinary Shares of par value NIS 1.00 each of the Company ("ORDINARY Shares"); and

WHEREAS the parties wish to determine the terms and conditions of the Warrant, as set forth herein.


         NOW, THEREFORE, in the consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

         1.       GRANT.

                  Subject to the terms and conditions hereof, the Company hereby grants BZ, the right to purchase, at any time from January 11,2000 until 5:30 P.M., Israel time, on January 11, 2004, (the "EXERCISE PERIOD"), at the initial exercise price per share of US$2.75 (subject to adjustment as provided in Article 8 hereof), up to 15,000 (fifteen thousand) fully paid and non-assessable Ordinary Shares ("WARRANT SHARES").

         2.       WARRANT CERTIFICATES.

                  The Warrant certificate (the "WARRANT CERTIFICATE") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in EXHIBIT A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3.       EXERCISE OF WARRANT.

                  The Warrant are exercisable at an initial exercise price (subject to adjustment as provided in Section 8 hereof) per Warrant Share set forth in Section 6 hereof, payable by certified check. Upon surrender of the Warrant Certificate with a Notice of Election to Purchase, in the form set forth in EXHIBIT B, duly executed, together with payment of the Purchase Price (as hereinafter


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defined) for the Warrant Shares purchased at the Company's principal offices
(presently located at 5 David Navon Street, Moshav Magshimim, Israel, 56910) BZ shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the BZ thereof, in whole or in part (but not as to fractional Ordinary Shares underlying the Warrant). The Warrant may be exercised to purchase all or part of the total number of Ordinary Shares requested thereby. In the case of the purchase of less than all the Warrant Shares the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

                  Without derogating from the aforesaid, immediately after the end of the Exercise Period, the right of the BZ to exercise the Warrant shall automatically expire.

         4.       ISSUANCE OF CERTIFICATES.

                  Upon the exercise of the Warrant, the issuance of certificates for the Warrant Shares shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the BZ thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the BZ thereof; provided, however, that the Company shall not be required to pay any tax (other than stamp duty) which may be (i) due as a result of, or in connection with, the receipt of this Warrant by BZ and/or the issuance by the Company of the Warrant Shares, or (ii) payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of BZ, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  The Warrant Certificates and the certificates representing the Warrant Shares shall be executed on behalf of the Company, as provided by its Articles of Association..

         5. RESTRICTION ON TRANSFER OF WARRANT. BZ hereby, by its acceptance of this certificate, covenants and agrees that the Warrant described therein are being acquired as an investment and not with a view to the distribution thereof.

                  BZ shall not assign or transfer of any of the Warrant Certificates to any third party, aside from assignments or transfers to entities controlling, controlled or under common control with, BZ. For purpose of this
Section 5, "CONRTOL" shall bear the meaning of such term in Section 1 of the Israeli Securities Law, 1968.

         6.       EXERCISE PRICE.

                  6.1 INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be US$[2].00 per Warrant Share. The adjusted exercise price of each Warrant shall be the price which shall result from time to time from


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any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

                  6.2 EXERCISE PRICE. The term "EXERCISE PRICE" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7.       REGISTRATION RIGHTS.

                  7.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrant, and the Warrant Shares, have not been registered under the Securities Act of 1933, as amended (the "ACT"). Upon exercise, in part or in whole, of the Warrant certificates representing the Warrant Shares shall bear the following (or similar) legend:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("ACT"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or
                  (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available."

                  7.2 INCIDENTAL REGISTRATION. If the Company at any time after the exercise of the Warrant Shares proposes to register any of its securities on any form (other than a Registration Statement on Form S-8 or any successor form for securities to be offered to employees of the Company pursuant to any employee benefit plan), for its own account or for the account of any other person it shall give notice to BZ of such intention. Upon the written request of BZ given within twenty (20) days after receipt of any such notice, the Company shall include in such registration all of the Warrant Shares indicated in such request, so as to permit the disposition of the shares so registered in the manner requested by BZ.

                  Notwithstanding any other provision of this Section 7.2, with respect to an underwritten public offering by the Company, if the managing underwriter advises the Company in writing that marketing or other factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, (i) first, the Warrant Shares requested to be included in such registration by BZ, and (ii) second, shares held by other shareholders of the Company who are entitled to have their shares included in such registration. To the extent Warrant Shares are excluded from such underwriting, BZ shall agree not to sell its Warrant Shares for such period, not to exceed 180 days, as may be required by the managing underwriter.

                  In connection with any underwritten offering, the Company shall not be required under this Section 7.2 to include any of the Warrant Shares in such underwriting unless BZ accepts the terms of the underwriting (including standard indemnities to the underwriters and the Company) as agreed upon between the Company and the underwriters selected by it.


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                  All expenses incurred in connection with any registration
under Section 7.2 shall be borne by the Company; provided, however, that BZ shall pay its pro rata portion of the discounts payable to any underwriter.

                  BZ shall not be entitled to exercise any right provided for in this Section 7.2, after two years following the issuance of the Warrant Shares by the Company. In addition, the right of BZ to request registration pursuant to
Section 7.2 shall terminate upon such date that all Warrant Shares held or proposed to be sold may immediately be sold under Rule 144 (or any successor rule) during any sixty-day period.

         8.       ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

                  8.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding Ordinary Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  8.2 STOCK DIVIDENDS AND DISTRIBUTIONS. In case the Company shall pay a dividend on, or make a distribution of, Ordinary Shares or of the Company's share capital convertible into Ordinary Shares, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

                  8.3 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Ordinary Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Ordinary Shares issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  8.4 DEFINITION OF ORDINARY SHARES. For the purpose of this Agreement, the term "Ordinary Shares" shall mean (i) the class of shares designated as Ordinary Shares in the Articles of Association of the Company as may be amended as of the date hereof, or (ii) any other class of shares resulting from successive changes or reclassifications of such Ordinary Shares consisting solely of changes in nominal value, or from nominal value to no nominal value, or from no nominal value to nominal value.

                  8.5 MERGER OR CONSOLIDATION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, or sale by the Company of all or substantially all of its assets to another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Ordinary Shares), the corporation formed by such consolidation or merger or acquiror of such assets shall execute and deliver to BZ a supplemental warrant agreement providing that BZ shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares receivable upon such consolidation or merger, by a holder of the number of Ordinary Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for


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adjustments which shall be identical to the adjustments provided in Section
8. The above provision of this Subsection shall similarly apply to successive consolidations or mergers.

                  8.6 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made:

                  (a) Upon the issuance or sale of the Warrant or the Ordinary Shares issuable upon the exercise of the Warrant, or the options, rights and Warrant issued and outstanding on the date hereof; or

                  (b) If the amount of said adjustment shall be less than 2 cents ($.02) per Ordinary Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents ($.02) per Ordinary Share.

         9.       EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES.

                  Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered BZ at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Ordinary Shares in such denominations as shall be designated by the BZ thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10.      ELIMINATION OF FRACTIONAL INTERESTS.

                  The Company shall not be required to issue certificates representing fractions of Ordinary Shares upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Ordinary Shares, or other securities, properties or rights.

         11.      RESERVATION AND LISTING OF SECURITIES.

                  The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon the exercise of the Warrant, such number of Ordinary Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrant and payment of the


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Exercise Price therefor, all Warrant Shares shall be duly and validly issued, full paid, non-assessable and not subject to the preemptive rights of any shareholders.

         12.      NOTICES TO WARRANT HOLDERS.

                  Nothing contained in this Agreement shall be construed as conferring upon BZ the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

         13.      NOTICES.

                  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered BZ of the Warrant, to 103 Hashmonaim St., Tel-Aviv 67133; or

                  (b) If to the Company, at P.O. Box 8440, Moshav Magshimim, Israel, 56910 or to such other address as the Company may designate by notice to BZ.

         14.      SUCCESSORS.

                  All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, BZ and their respective successors and assigns hereunder.

         15.      TERMINATION.

                  This Agreement shall terminate at the close of business on January 11, 2004.

         16.      GOVERNING LAW; SUBMISSION TO JURISDICTION.

                  This Agreement and each Warrant Certificate issued hereunder shall be deemed to be subject to, and construed in accordance with, the laws of the State of Israel, without giving effect to its rules governing the conflicts of laws.

                  The Company and BZ hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the Tel-Aviv district, Israel, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.

         17.      ENTIRE AGREEMENT; MODIFICATION.


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                  This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         18.      SEVERABILITY.

                  If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         19.      CAPTIONS.

                  The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         20.      BENEFITS OF THIS AGREEMENT.

                  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and any other BZ(s) of the Warrant Certificates or Ordinary Shares any right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company any other BZ(s) of the Warrant Certificates or Ordinary Shares.

         21.      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



------------------------------         ----------------------------
NUR MACROPRINTERS LTD.                 BARAK ZAMIR, ADVOCATES
By: Erez Shachar, Hilel Kramer         By: Yoram Zamir, Avner Barak
                                                           Partners


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                                                                       EXHIBIT A

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

NO. W-                                 Exercisable into 15,000 Ordinary Shares
      ------------


                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that Avner Barak and Yoram Zamir, Advocates ("BZ") are the registered holder of a warrant exercisable, at any time from October __, 1999 until 5:30 p.m. Israel time on October __, 2003 (the "EXERCISE PERIOD" and "EXPIRATION DATE"), up to 15,000 fully-paid and non-assessable Ordinary Shares, NIS 1.0 nominal value per share (the "ORDINARY SHARES" and "WARRANT SHARES") of Nur Macroprinters Ltd., an Israeli corporation (the "COMPANY"), at the initial exercise price, subject to adjustment in certain events, of US$[2].00 per Ordinary Share (the "EXERCISE PRICE"); upon surrender of this Warrant Certificate and payment of the applicable Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of October __, 1999 between the Company and BZ (the "WARRANT AGREEMENT"). Payment of the applicable Exercise Price shall be made by certified check payable to the order of the Company.

               No Warrant may be exercised after 5:30 p.m., Israel time, on the Expiration Date, at which time all Warrant evidenced hereby, unless exercised prior thereto, shall thereafter be void.

               The Warrant evidenced by this Warrant Certificate are part of a duly authorized issue of Warrant issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and BZ.

               The Warrant Agreement provides that upon the occurrence of certain events, the then applicable Exercise Price and the type and/or number of the Company's securities issuable


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thereupon may, subject to certain conditions, be adjusted. In such event, the
Company will, at the request of BZ, issue a new Warrant Certificate evidencing the adjustment in the then applicable Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrant; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of BZ as set forth in the Warrant Agreement.

               Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrant shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

               Upon the exercise of less than all of the Warrant evidenced by this Certificate, the Company shall forthwith issue to BZ hereof a new Warrant Certificate representing such number of unexercised Warrant.

               The Company may deem and treat BZ as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to BZ, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

               All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate stamp.

Dated October ____, 1999


                                       ----------------------------
                                       NUR MACROPRINTERS LTD.

                                       By: Erez Shachar
                                           President & Chief Executive Officer


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                                                                       EXHIBIT B


                         [FORM OF ELECTION TO PURCHASE]

               The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase [CHECK APPROPRIATE BOX]:

/ /     all the Ordinary Shares under the Warrant Cerfificate; or

/ / part [__________][INDICATE NUMBER] of the Ordinary Shares under the Warrant Cerfificate;


and herewith tenders in payment for such securities a certified check payable to the order of NUR MACROPRINTERS LTD. in the amount of $__________ , all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of_______________________________ ______________________________ whose address is _______________________________
such Certificate be delivered to ___________________________________ whose address is____________________________________________________________________.


Dated:


                                       Signature
                                                -------------------------------

                             (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)